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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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PrivateBancorp, Inc.:


As independent public accountants, we hereby consent to the incorporation of our report dated January 22, 2001 (except with respect to the matter discussed in Note 20, as to which the date is February 9, 2001) included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-43830 and 333-88289).


/s/ Arthur Andersen LLP

Chicago, Illinois
March 22, 2001